LESSEE:	ALPINE AVIATION, INC.
LESSOR:	MARQUETTE EQUIPMENT FINANCE, LLC

MASTER LEASE AGREEMENT NO. MEF0613

This Master Lease Agreement, together with its definition exhibit, Exhibit "A", attached hereto and made a part hereof by reference, is made on July 19, 2007 between Lessor, with its principal office at 6975 Union Park Center, Suite 200, Midvale, UT 84047, and Lessee, a corporation organized in the state of Utah, with its chief executive office located at 1177 Alpine Air Way  Provo, Utah  84601.

Capitalized terms not defined herein shall have the meanings ascribed to them in Exhibit "A" or in the Schedule.

1. LEASE.

Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Property described in any Schedule executed and delivered by Lessor and Lessee in connection with this Master Lease Agreement.  Each Schedule shall incorporate by reference the terms and conditions of this Master Lease Agreement, and together with the Acceptance Certificate and Master Progress Funding Agreement, if applicable, shall constitute a separate Lease.  In the event of conflict between the provisions of this Master Lease Agreement and any Schedule, the provisions of the Schedule shall govern.

2. CONDITIONS PRECEDENT.

Lessor's obligations under each Schedule are conditioned upon Lessor's receipt of and determination that the following are satisfactory to Lessor: (a) lien searches in the jurisdiction of Lessee's organization and in each jurisdiction in which the Property and/or Lessee's chief executive office are located; (b) lien searches with the Federal Aviation Administration (the “FAA”); (c) lien searches with the International Registry of Mobile Assets created by the Cape Town Treaty (the “IRMA”); (d) if requested by Lessor, a certified copy of Lessee's organizational documents; and (e) if requested by Lessor, certificates of good standing from the jurisdiction of Lessee's organization and evidence of Lessee's organizational number.

3. TERM OF LEASE.

The term of any Lease, as to all Property designated on the applicable Schedule, shall commence on the Acceptance Date for such Property, and shall continue for an Initial Period ending that number of months from the Commencement Date as specified in the Schedule. Thereafter, Lessee shall have those options provided in Section 14 of this Master Lease Agreement.

4. RENT AND PAYMENT.

Lessee shall pay as rent for use of the Property, aggregate rentals equal to the sum of all the Monthly Rentals (as defined in the Schedule) and other payments due under the Lease for the entire Initial Period (as defined in the Schedule).  The Monthly Rental shall begin on the Acceptance Date and shall be due and payable by Lessee in advance on the first day of each month throughout the Initial Period.  If the Acceptance Date does not fall on the first day of a calendar quarter, then the first rental payment shall be calculated by multiplying the number of days from and including the Acceptance Date to the Commencement Date by a daily rental equal to one-thirtieth (1/30) of the Monthly Rental, and shall be due and payable on the Acceptance Date.  Lessee shall pay all rentals to Lessor, or its assigns, at Lessor's address set forth above (or as otherwise directed in writing by Lessor, or its assigns), without notice or demand.  LESSEE SHALL NOT ABATE, SET OFF OR DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY MONTHLY RENTAL OR OTHER PAYMENT DUE FOR ANY REASON.  THIS LEASE IS NON-CANCELABLE FOR THE ENTIRE TERM OF THE INITIAL PERIOD AND ANY EXTENSION PERIODS.

If any rental or other payment due under any Lease shall be unpaid after its due date, Lessee will pay on demand, as a late charge, but not as interest, the greater of twenty-five dollars ($25.00) or five percent (5%) of any such unpaid amount but in no event to exceed maximum lawful charges.

5. TAXES AND FEES.

Lessee shall pay to Lessor all taxes and governmental fees, assessments and charges paid, payable or required to be collected by Lessor, however designated, which are levied or based on the Monthly Rental or other payment due under the Lease, or on the possession, use, operation, lease, rental, sale, purchase, control, importation or value of the Property, including without limitation, registration and license fees and assessments, import fees and taxes, however designated, recycling fees, appraisal fees, state and local privilege or excise taxes, documentary stamp taxes or assessments, sales and use taxes (including foreign and domestic), personal and other property taxes, and taxes or charges based on gross revenue, but excluding taxes based on Lessor's net income.  Lessee shall promptly remit to Lessor all taxes in advance of their payment due date.  Lessee shall pay all penalties and interest resulting from its failure to timely remit all taxes to Lessor.  Lessee also agrees to pay to Lessor all servicing and administrative costs associated with processing and paying the various fees and taxes.  Lessor shall file, at Lessee’s expense, all required sales and use tax and personal property tax returns and reports and all required import forms and reports concerning the Property with all applicable governmental agencies.

6. USE; ALTERATIONS AND ATTACHMENTS.

(a) After Lessee receives and inspects any Property and is satisfied that the Property is satisfactory, Lessee shall execute and deliver to Lessor an Acceptance Certificate in form provided by Lessor; provided, however, that Lessee's failure to execute and deliver an Acceptance Certificate for any Property shall not affect the validity and enforceability of the Lease with respect to the Property.  If Lessee has signed and delivered a Master Progress Funding Agreement, Lessor may, in its sole discretion, at any time by written notice to Lessee, declare all prior Authorizations (defined in the Master Progress Funding Agreement) signed in connection with the Master Progress Funding Agreement to be and constitute the Acceptance Certificate for all

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purposes under the Lease, and the Acceptance Date of the Lease shall be the date determined by Lessor in its sole discretion which shall not be earlier than the date of the last Authorization.

(b) Lessee shall at all times keep the Property in its sole possession and control, except in connection with inspections, repairs or modifications by authorized, competent and duly qualified third parties, and shall cause the Property to be installed, used and operated only on airframes that are duly registered with the FAA.

(c) Lessee shall cause the Property to be installed, used, operated and, at the termination of the Lease, if applicable, removed (i) in accordance with applicable manufacturer's manuals or instructions; (ii) by competent and duly qualified personnel only; (iii) in accordance with applicable governmental regulations; and (iv) in accordance with the provisions of Exhibit “B” attached hereto and made a part hereof by reference.

(d) Lessee may only make and remove alterations, attachments or improvements to the Property in accordance with the provisions of Exhibit “B” attached hereto and made a part hereof by reference.

(e) The Property consists solely of personal property and not fixtures.  The Property is removable from and is not essential to the premises at which the Property is located.  The Property is and shall remain personal property during the term of the Lease notwithstanding that any portion thereof may in any manner become affixed, attached to or located on real property or any building or improvement thereon.  Lessee shall not affix or attach any of the Property to any real property in any manner which would change its nature from that of personal property to real property or to a fixture or permit such to occur.  Lessee shall not permit the Property to become an accession to other goods or a fixture to or part of any real property.  Lessee will obtain and deliver to Lessor a lien waiver in a form satisfactory to Lessor, from all persons not a party hereto who might claim an interest, lien or other claim in the Property.

(f) Lessee shall at all times comply with all statutes, laws, rules, ordinances, regulations, orders and directives and mandatory standards issued by any governmental agency applicable to the Property and in compliance with any airworthiness certificate, Airworthiness Directive, license or registration relating to the Property issued by any applicable agency, as well as with all manufacturers' instructions and warranty requirements, and with the conditions and requirements of all policies of insurance with respect to the Property and the Lease.  At all times when in use, the Property, if it includes or consists of engines, propellers or blades, will be placed on aircraft that are operated only by duly-qualified, currently certificated pilots having at least the minimum total pilot hours required by Lessee's insurance carriers (if applicable), and with such certification by the FAA, and shall not be used for the carriage or the transport of contraband.  At all times when in use, the Property, if it includes or consists of aircraft, will only be operated by duly-qualified, currently certificated pilots having at least the minimum total pilot hours required by Lessee's insurance carriers (if applicable), with such certification by the FAA, and shall not be used for the carriage or the transport of contraband.

(g) The Property is leased solely for commercial or business purposes.

7. MAINTENANCE AND REPAIRS; RETURN OF PROPERTY.

(a) During the continuance of each Lease, Lessee shall, at its own expense, comply in all respects with the maintenance and repair provisions set forth in Exhibit “B” hereto.  In addition, Lessee shall not use or permit the Property to be used for any purpose for which, in the opinion of the manufacturer or governmental regulators, the Property is not designed or suitable.

(b) During the continuance of each Lease, Lessee shall, at its own expense, enter into and maintain in force a contract with the manufacturer or other FAA-approved maintenance organization reasonably satisfactory to Lessor for maintenance of each item of Property that requires such a contract.  Such contract as to each item shall commence upon the earlier of the Authorization date, if applicable, or the Acceptance Date. Lessee shall furnish Lessor with a copy of such contract in Lessor's sole discretion, upon demand.

(c) Lessee shall pay all shipping and delivery charges and other similar expenses incurred in connection with the Property.  Upon default, or at the expiration or earlier termination of any Lease, Lessee shall, at its own expense, assemble, prepare for shipment and promptly return the Property to Lessor at the location within the continental United States designated by Lessor.  Upon such return, the Property shall be in the same operating order, repair, condition and appearance as on the Acceptance Date, except for reasonable wear and tear from proper use thereof, and shall include all engineering changes theretofore required by the manufacturer or applicable governmental agency.  In addition, Lessee shall in all respects comply with the return conditions set forth in Exhibit “B” hereto.  Lessee shall also provide maintenance certificates, airworthiness certificates, qualification letters and/or arrange for and pay all costs which are necessary for the manufacturer to accept the Property under contract maintenance at its then standard rates ("Recertification").  The term of the Lease shall continue upon the same terms and conditions until such Recertification has been obtained.

(d) Should the Property become subject to recall, Lessee shall, at its sole expense, make any and all arrangements necessary to assure that the recall is honored by way of repair, modification, replacement or other remedy suggested by the manufacturer or designate.  Lessee shall provide Lessor with copies of any recall notices and also verifications that the recall has been honored.

8. OWNERSHIP; REGISTRATION; INSPECTIONS.

(a) The Property shall at all times be the property of Lessor or its assigns, and Lessee shall have no right, title or interest therein except as to the use thereof subject to the terms and conditions of the Lease.  For purposes of the foregoing, Lessee transfers to Lessor all of Lessee's right, title and interest (including all ownership interest) in and to the Property free and clear of all liens, security interests and encumbrances.  Lessor may affix (or require Lessee to affix) tags, decals or plates to the Property indicating Lessor's ownership, and Lessee shall not permit their removal or concealment.  Except for airline names and logos, Lessee shall not permit the name of any person or entity other than Lessor or its assigns to be placed on the Property as a designation that might be interpreted as a claim of ownership or security interest.

(b) Lessee, at its own cost and expense, shall, upon delivery of the Property to Lessor, cause it to be duly registered with the FAA in the name of Lessor (or Lessee if so specified in the Schedule), and to remain duly registered in the name of Lessor (or Lessee is so specified in the Schedule) under the Transportation Code.

(c) LESSEE SHALL KEEP THE PROPERTY AND LESSEE'S INTEREST UNDER ANY LEASE FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES, EXCEPT THOSE PERMITTED IN WRITING BY LESSOR OR ITS ASSIGNS.

(d) Lessor, its assigns and their agents shall have free access to the Property at all reasonable times during normal business hours for the purpose of inspecting the Property and for any other purpose contemplated in the Lease.  Lessee shall pay all inspection costs incurred by Lessor.

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(e) Lessee shall immediately notify Lessor in writing of all details concerning any damage or loss to the Property, including without limitation, any damage or loss arising from the alleged or apparent improper manufacture, functioning or operation of the Property.

9. WARRANTIES.

(a) Lessee acknowledges that Lessor is not the manufacturer of the Property nor the manufacturer's agent nor a dealer therein. The Property is of a size, design, capacity, description and manufacture selected by the Lessee.  Lessee is satisfied that the Property is suitable and fit for its purposes.  LESSEE AGREES THAT LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION AS TO: (i) THE DESCRIPTION, CONDITION, DESIGN, QUALITY, AIRWORTHINESS OR PERFORMANCE OF THE PROPERTY OR QUALITY OR CAPACITY OF MATERIALS OR WORKMANSHIP IN THE PROPERTY; (ii) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE; (iii) ITS MERCHANTABILITY OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE WHETHER OR NOT DISCLOSED TO LESSOR; AND (iv) DELIVERY OF THE PROPERTY FREE OF THE RIGHTFUL CLAIM OF ANY PERSON BY WAY OF INFRINGEMENT OR THE LIKE.  LESSOR EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES.  LESSEE FURTHER REPRESENTS AND WARRANTS TO LESSOR THAT IT IS NOT AWARE OF ANY MATERIAL MECHANICAL OR STRUCTURAL DEFECTS OR MATERIAL DAMAGE TO THE PROPERTY.  If the Property is not properly installed, does not function as represented or warranted by original owner/vendor/licensor, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against original owner/vendor/licensor and shall nevertheless pay all sums payable under the Lease, Lessee hereby waiving the right to make any such claims against Lessor.  Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused, directly or indirectly, by the Property or the use, possession or maintenance thereof, or the repair, service or adjustment thereof, or by any delay or failure to provide any such maintenance, repair, service or adjustment, or by any interruption of service or loss of use thereof or for any loss of business howsoever caused.

(b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE, LESSOR SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO LESSEE OR ANY THIRD PARTY, FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED HEREUNDER, WHETHER IN AN ACTION BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER LEGAL THEORY, INCLUDING WITHOUT LIMITATION, LOSS OF ANTICIPATED PROFITS, OR BENEFITS OF USE OR LOSS OF BUSINESS, EVEN IF LESSOR IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF ANY LEASE WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEVERABLE FROM ANY OTHER PROVISION AND IS A SEPARABLE AND INDEPENDENT ELEMENT OF RISK ALLOCATION AND IS INTENDED TO BE ENFORCED AS SUCH.

(c) Lessor hereby assigns to Lessee all assignable warranties on the Property, including without limitation any warranties described in Lessor's purchase contract, which assignment shall be effective only (i) during the Initial Period and any extensions thereof; and (ii) so long as no Event of Default exists.

10. NET LEASE; LESSEE'S OBLIGATIONS ABSOLUTE AND UNCONDITIONAL; SECTION 1110 OF THE BANKRUPTCY CODE.

This is a fully net, noncancelable lease contract which may not be terminated for any reason except as otherwise specifically provided herein.  Lessee has no right of prepayment unless agreed to in writing between Lessor and Lessee.  Lessor and Lessee agree that any Lease is a "Finance Lease" as defined by the Uniform Commercial Code Article 2A.  Lessee shall be responsible for and shall indemnify Lessor against, all costs, expenses and claims of every nature whatsoever arising out of or in connection with or related to the Lease or the Property.

Lessee agrees that its obligation to pay Monthly Rentals and other obligations under the Lease shall be irrevocable, independent, absolute and unconditional and shall not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim otherwise available to Lessee; nor, except as otherwise expressly provided herein or as agreed to by Lessor in writing, shall any Lease terminate for any reason whatsoever prior to the end of the Initial Period.  Failure on the part of the manufacturer or the shipper of the Property to deliver the Property or any part thereof to Lessee shall not relieve Lessee of the obligation to pay rent or any other obligation under any Lease herein.  Lessor shall have no obligation to install, erect, test, adjust or service any Property.

It is the intent of the parties that Lessor and its assignees shall be entitled to the benefits of Section 1110 of the Bankruptcy Code or any analogous section of the Federal bankruptcy laws, as amended from time to time with respect to the right to repossess the Property as provided herein, and in any circumstances where more than one construction of the terms and conditions of this Lease is possible, a construction that would preserve such benefits shall control over any construction that would not preserve such benefits or would render them doubtful.  To the extent consistent with the provisions of Section 1110 of the Bankruptcy Code or any analogous section of the Federal bankruptcy laws, as amended from time to time, it is hereby expressly agreed and provided that notwithstanding any other provisions of the Federal bankruptcy law, as amended from time to time, any right of Lessor and its assignees to take possession of the Property in compliance with the provisions of this Lease shall not be affected by the provisions of Sections 362 or 363 of the Bankruptcy Code, or any analogous provisions of any superseding statute or any power of the bankruptcy court to enjoin such taking of possession.

11. ASSIGNMENT BY LESSOR.

Lessor may assign or transfer its rights and interests in the Lease and Property to Lessor's Assignee either outright or as security for loans.  Upon notice of any such assignment and instructions from Lessor, Lessee shall pay its Monthly Rental and other payments and perform its other obligations under the Lease to the Lessor's Assignee (or to another party designated by Lessor's Assignee).  Upon any such sale or assignment, LESSEE'S OBLIGATIONS TO LESSOR'S ASSIGNEE UNDER THE ASSIGNED LEASE SHALL BE ABSOLUTE AND UNCONDITIONAL AND LESSEE WILL NOT ASSERT AGAINST LESSOR'S ASSIGNEE ANY CLAIM, DEFENSE, OFFSET OR COUNTERCLAIM WHICH LESSEE MIGHT HAVE AGAINST LESSOR OR ANY THIRD PARTY.  Lessee waives and will not assert against any assignee of Lessor any claims, defenses, or set-offs which Lessee could assert against Lessor or any third party.  Lessor's Assignee shall have all of the rights but none of the obligations of Lessor under the assigned Lease, and after such assignment Lessor shall continue to be responsible for all of Lessor's obligations under the Lease.

Upon any such assignment, Lessee agrees to promptly execute or otherwise authenticate and deliver to Lessor estoppel certificates, acknowledgements of assignment, records and other documents requested by Lessor which acknowledge the assignment, affirmation of provisions of the Lease which may be required to effect the Underwriting.  Lessee authorizes Lessor's assigns to file UCC-1 financing statements, precautionary filings, documents with the FAA to evidence its interest in the Property, registrations with the IRMA, and any other filings or registrations as Lessor or its assigns deem necessary. Lessor's assigns are authorized to take any measures necessary to protect their interest in the Property.

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Only one executed counterpart of any Schedule shall be marked "Original"; any other executed counterparts shall be marked "Duplicate Original" or "Counterpart".  No security interest in any Schedule may be created or perfected through the transfer or possession or control, as applicable, of any counterpart other than the document or record, as applicable, marked "Original".

12. RISK OF LOSS ON LESSEE.

From the earlier of the date the supplier ships the Property to Lessee or the date Lessor confirms Lessee's purchase order or contract to supplier until the date the Property is returned to Lessor as provided in the Lease, Lessee hereby assumes and shall bear all risk of loss for theft, damage, non-delivery or destruction to the Property (hereafter, such loss, damage, non-delivery or destruction to the Property shall be referred to as the "Casualty"), howsoever caused.  NO SUCH CASUALTY SHALL IMPAIR ANY OBLIGATION OF LESSEE UNDER THIS LEASE, WHICH OBLIGATION, INCLUDING TIMELY RENTAL PAYMENTS, SHALL CONTINUE IN FULL FORCE AND EFFECT.

In the event of a Casualty to the Property (or any part thereof) and irrespective of payment from any insurance coverage maintained by Lessee, but applying full credit therefore, Lessee shall, at the option of Lessee, (a) place the Property in good repair, condition and working order, and in compliance with the provisions of Exhibit “B” hereto; or (b) replace the Property (or any part thereof) with like property of equal or greater value, in good repair, condition and working order and in compliance with the provisions of Exhibit “B” hereto, and transfer clear title to such replacement property to Lessor, whereupon such replacement property shall be deemed the Property for all purposes under the Lease; or (c) pay to Lessor the total rent due and owing at the time of such payment plus an amount calculated by Lessor which is equal to the Casualty Loss Value (defined in the Casualty Loss Schedule) specified in the Casualty Loss Schedule attached to the Schedule.

Lessee shall notify Lessor within ten (10) days of the actual date of the Casualty; Lessee will notify Lessor of its election of either option (a), (b), or (c), as set forth above, within five (5) business days of receipt of Lessee's notice.  Lessee will then  replace the Property  or make full payment (as elected by Lessee) within sixty (60) days of the date of the Casualty.  In the event Lessee elects to repair the Property, Lessee will perform the repair within a reasonable amount of time as determined by industry standards but no later than one hundred-eighty (180) days after the Casualty.  If Lessee fails to notify Lessor of its election within ten (10) days of the Casualty, Lessor shall make the election (within five (5) days of notice from Lessee of the Casualty) and direct the Lessee to fully perform the repair, replacement or payment which performance shall occur within sixty (60) days of the date of Casualty.  Lessee’s failure to notify Lessor within ten (10) days of the Casualty shall constitute a default as set forth in Section 15 herein, and Lessee shall waive its right to elect option (a), (b), or (c), as set forth above; upon discovery of the Casualty, Lessor shall direct Lessee to repair, replace, or make payment and Lessee shall fully perform within thirty (30) days of such notice.

13. INSURANCE.

(a) Lessee shall obtain and maintain for the entire time the Lease is in effect, at its own expense (as primary insurance for Lessor and Lessee), with insurers of recognized reputation and responsibility and in form customary in the airline industry and acceptable to Lessor, comprehensive airline and general liability (including, without limitation, contractual, bodily injury, passenger, third-party liability and property damage liability) insurance (exclusive of manufacturer's product liability insurance) covering the Property, in an amount not less than $10,000,000.00 per occurrence.  In addition, Lessee shall at all times maintain war risk (aviation liability) insurance of the scope at least as comprehensive as covered by AVN 52D (or its equivalent) as in effect on the date of the Lease, in an amount (taking into consideration any insurance or indemnification provided by the United States government or any agency or instrumentality thereof the obligations of which are supported by the full faith and credit of the United States government) not less than $10,000,000.00 per occurrence.  For the avoidance of doubt, AVN 52D provides insurance against the following risks: (1) war, invasion, acts of foreign enemies (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power, (2) strikes, riots, civil commotions or labor disturbances, (3) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether or not the loss or damage resulting therefrom is accidental or intentional, (4) any malicious act or act of sabotage, (5) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority, and (6) hi-jacking or any unlawful seizure or wrongful exercise of control of the Property or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Property or, if the Property consists of or includes engines and/or propellers, the airframe to which the Property is attached, acting without the consent of the insured.  In addition, such insurance shall be at least of a scope and coverage (except as to dollar requirements) (i) as Lessee carries on the majority of its other property similar to the Property and (ii) as is customarily carried by United States based regional air carriers engaged in the same or similar business, similarly situated with Lessee and operating property that is similar to the Property.

(b) Lessee shall also obtain and maintain for the entire time the Lease is in effect, at its own expense (as primary insurance for Lessor and Lessee), with insurers of recognized reputation and responsibility and in form customary in the airline industry and acceptable to Lessor, all-risk ground, taxiing and flight aircraft hull insurance covering the Property and, if the Property consists of or includes engines and/or propellers (including blades), shall also cover the Property while on an airframe or removed therefrom, whether temporarily or otherwise, and fire and explosion coverage, ingestion and lightning and electrical damage, and extended coverage and all-risk property damage insurance, including fire and transit, covering the Property and, if the Property consists of or includes engines and/or propellers (including blades), while on an airframe or removed therefrom, whether temporarily or otherwise; provided, however, that the amount of such insurance against loss or damage to the Property shall be equal to or greater than the Casualty Loss Value of the Property as specified in the Casualty Loss Schedule attached to the Schedule.  In addition, such insurance shall be at least of a scope and coverage (except as to dollar requirements) (i) as Lessee carries on the majority of its other property similar to the Property and (ii) as is customarily carried by United States based regional air carriers engaged in the same or similar business, similarly situated with Lessee and operating property that is similar to the Property.  Further, Lessee shall at all times maintain or cause to be maintained war risk hull and governmental confiscation insurance providing insurance against the following risks: (1) strikes, riots, civil commotions or labor disturbances, (2) any malicious act or act of sabotage and (3) hi-jacking or any unlawful seizure or wrongful exercise of control of the Property or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Property or, if the Property consists of or includes engines and/or propellers, the airframe to which the Property is attached, without the consent of the insured.  Such insurance described in the immediately preceding sentence shall be in an amount (taking into consideration any insurance or indemnification provided by the United States government or any agency or instrumentality thereof the obligations of which are supported by the full faith and credit of the United States government not less than the amount set forth in the Schedule.

Each of the foregoing insurance policies shall name Lessee as insured and Lessor and its assignees as additional insureds and loss payees thereof, shall contain cross-liability endorsements, shall contain a clause requiring the insurer to give Lessor and its assignees at least thirty (30) days prior written notice of any material alteration in the terms of such policy or of the cancellation thereof, and shall be in full force and effect throughout any geographical areas at any time traversed by the Property.  Lessee shall furnish to Lessor certificates of insurance and letters from a reputable and recognized aviation insurance broker to the effect that Lessee’s insurance coverage comply with the terms of the Lease; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policies or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. All insurance covering loss or damage to the Property shall (i) contain a breach of warranty clause satisfactory to Lessor; (ii)

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provide that the additional insureds shall have no liability for premiums, commissions, calls, assessments or advances or other charge with respect to such policies; (iii) provide that it is primary without right of contribution; (iv) provide that in respect of the respective interest of each additional insured in such policies, the insurance shall not be invalidated by any action or inaction of Lessee, any sublessee or any other person or entity; (v) provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; (vi) be payable in United States dollars; and (vii) provided that (1) in the event of a loss involving the Property for which proceeds are in excess of  the amount set forth in the Schedule, the proceeds in respect of such loss up to the amount of the insured amount for the Property shall be payable first to Lessor, it being understood and agreed that in the case of any payment to Lessor otherwise than in respect of an Event of Loss, Lessor shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment has been repaired or that such insurance proceeds shall then be used directly to pay for repairs then being made or to be made, pay the amount of such payment to Lessee or its order, and (2) the entire amount of any such loss for which proceeds are equal to or less than the amount set forth in the Schedule or the amount of any proceeds of any such loss in excess of the insured amount for the Property shall be paid to Lessee or its order unless an Event of Default shall have occurred and be continuing, in which case such amount shall be payable to Lessor. Lessee may maintain reasonable deductibles with respect to the insurance required hereunder.

14. LESSEE'S OPTIONS AT END OF INITIAL PERIOD.

At the end of the Initial Period of any Lease, Lessee shall, provided at least one-hundred-eighty (180) days prior written notice is received by Lessor from Lessee via certified mail, do one of the following: (1) purchase the Property for a price to be determined by Lessor and Lessee, (2) extend the Lease for twelve (12) additional months at the rate specified on the respective Schedule, or (3) return the Property to Lessor at Lessee's expense to a destination within the continental United States specified by Lessor and terminate the Schedule; provided, however, that for option (3) to apply, all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule must first be paid in full, the provisions of Sections 6(c) and (d) and 7(c) hereof must be specifically complied with, and Lessee must enter into a new Schedule with Lessor to lease Property which replaces the Property listed on the old Schedule.  With respect to options (1) and (3), each party shall have the right in its absolute and sole discretion to accept or reject any terms of purchase or of any new Schedule, as applicable.  IN THE EVENT LESSOR AND LESSEE HAVE NOT AGREED TO EITHER OPTION (1) OR (3) BY THE END OF THE INITIAL PERIOD OR IF LESSEE FAILS TO GIVE WRITTEN NOTICE OF ITS OPTION VIA CERTIFIED MAIL AT LEAST ONE-HUNDRED-EIGHTY (180) DAYS PRIOR TO THE TERMINATION OF THE INITIAL PERIOD, THEN OPTION (2) SHALL APPLY AT THE END OF THE INITIAL PERIOD.   At the end of the extension period provided for in option (2) above, the Lease shall continue in effect at the rate specified in the respective Schedule for successive periods of three (3) months each subject to termination at the end of any such successive quarterly renewal period by either Lessor or Lessee giving to the other party at least thirty (30) days prior written notice of termination.

15. INDEMNIFICATION.

Lessee shall indemnify and hold Lessor harmless from and against any and all claims, (including without limitation negligence, tort and strict liability), damages, judgments, suits and legal proceedings, and any and all costs and expenses in connection therewith (including attorney fees incurred by Lessor either in enforcing this indemnity or in defending against such claims), arising out of or in any manner connected with or resulting from the Lease or the Property, including, without limitation the manufacture, purchase, financing, ownership, rejection, non-delivery, transportation, importation, delivery, possession, use, operation, maintenance, inspection, condition, lease, return, storage or disposition thereof; including without limitation (a) claims for injury to or death of persons and for damage to property; (b) claims relating to patent, copyright, or trademark infringement; (c) claims relating to latent or other defects in the Property whether or not discoverable by Lessor; and (d) claims for wrongful, negligent or improper act or misuse by Lessor.  Lessee agrees to give Lessor prompt notice of any such claim or liability.  For purposes of this paragraph and any Lease, the term "Lessor" shall include Lessor, its successors and assigns, shareholders, members, owners, partners, directors, officers, representatives and agents, and the provisions of this paragraph shall survive expiration of any Lease with respect to events occurring prior thereto.

Upon request of Lessor, Lessee shall assume the defense of all demands, claims, or actions, suits and all proceedings against Lessor for which indemnity is provided and shall allow Lessor to participate in the defense thereof.  Lessor shall be subrogated to all rights of Lessee for any matter which Lessor has assumed obligation hereunder, and may settle any such demand, claim, or action without Lessee's prior consent, and without prejudice to Lessor's right to indemnification hereunder.

16. EVENT OF DEFAULT.

An "Event of Default" shall occur under any Lease if:

(a) Lessee fails to pay any Monthly Rental or other payment required under the Lease when the same becomes due and payable and such failure continues for ten (10) days after its due date;

(b) Lessee attempts to or does, remove, sell, assign, transfer, encumber, sublet or part with possession of any one or more items of the Property or any interest under any Lease, except as expressly permitted herein, or permits a judgment or other claim to become a lien upon any or all of Lessee's assets or upon the Property;

(c) Lessee fails to immediately (within ten (10) days) notify Lessor of any loss, damage, or destruction to the Property;

(d) Any loss, damage, or destruction to the Property occurs and Lessee fails to timely repair, replace or make payment as required in Section 12 herein;

(e) Lessee permits any item of Property to become subject to any levy, seizure, attachment, assignment or execution, or Lessee abandons any item of Property;

(f) Lessee or any guarantor fails to observe or perform any of its covenants and obligations required to be observed or performed under the Lease or guaranty and such failure continues uncured for ten (10) days after occurrence thereof, except that the ten (10) day cure period shall not apply and an Event of Default shall occur immediately upon (i) Lessee's failure to maintain any required insurance or (ii) Lessee’s failure to be and remain a “citizen of the United States” within the meaning of 49 U.S. Code Section 40102(a)(15) of Title 49 of the United States Code;

(g) Lessee or any guarantor breaches any of its representations or warranties made under any Lease or guaranty, or any such representations or warranties shall be false or misleading in any material respect;

(h) Lessee or any guarantor shall (i) be adjudicated insolvent or a bankrupt, or cease, be unable, or admit its inability, to pay its debts as they mature, or make a general assignment for the benefit of creditors or enter into any composition or arrangement with creditors; (ii) apply for or consent to

Aircraft MLPRRMQ         Initials __________

the appointment of a receiver, trustee or liquidator of it or of a substantial part of its property, or authorize such application or consent, or proceedings seeking such appointment shall be instituted against it without such authorization, consent or application and shall continue undismissed for a period of sixty (60) days; (iii) authorize or file a voluntary petition in bankruptcy or apply for or consent to the application of any bankruptcy, reorganization in bankruptcy, arrangement, readjustment of debt, insolvency, dissolution, moratorium or other similar law of any jurisdiction, or authorize such application or consent; or proceedings to such end shall be instituted against it without such authorization, application or consent and such proceeding instituted against it shall continue undismissed for a period of sixty (60) days;

(i) Lessee or any guarantor shall suffer an adverse change in its financial condition after the date hereof as determined by Lessor in its sole discretion, or there shall occur a substantial change in ownership of the outstanding stock of Lessee or a substantial change in control of its board of directors;

(j) Lessee is in default under any Lease or agreement executed with Lessor; or Lessee fails to sign or otherwise authenticate and deliver to Lessor any document or record requested by Lessor in connection with any Lease executed with Lessor; or Lessee fails to do any thing determined by Lessor to be necessary or desirable to effectuate the transaction contemplated by any Lease executed with Lessor; or Lessee fails to protect Lessor's rights and interests in any Lease and the Property; or Lessee fails to provide financial statements to Lessor as provided in Section 20(g) hereof; or Lessee is in default of any obligation or any agreement with any person or entity other than Lessor which obligation or agreement arises independently of any Lease;

(k) Lessee fails to promptly execute or otherwise authenticate and deliver to Lessor or its assigns any document or record, as applicable, required under the terms of this Master Lease Agreement;

(l) Lessee shall have terminated or changed its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets to any person or entity, unless: (i) such person or entity executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person's or entity's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee's obligations having previously arisen, or then or thereafter arising, under the Lease, together with any and all documents, agreements, instruments, certificates, opinions and filings requested by Lessor; (ii) Lessor is satisfied as to the creditworthiness of such person's or entity's conformance to other standard criteria then used by Lessor for such purposes; and (iii) Lessee has provided no less than thirty (30) days prior written notice of such occurrence to Lessor or its assigns.

(m) Lessor in good faith believes the Property to be in danger of misuse, abuse or confiscation or to be in any other way threatened, or believes in good faith for any other reason that the prospect of payment or performance has become impaired, or if Lessee takes any action, makes any representation, or fails to do any thing requested by Lessor, at any time before or after the execution of this Master Lease Agreement, the result of which causes Lessor, in good faith, to believe that the prospect of Lessee's payment or performance under the Lease is impaired, or otherwise causes Lessor to feel insecure in funding or continuing to fund the Lease or any Schedule.

17. REMEDIES.

Upon the occurrence of any Event of Default and at any time thereafter, Lessor may, with or without giving notice to Lessee and with or without canceling the Lease, do any one or more of the following:

(a) enforce this Master Lease Agreement according to its terms;

(b)advance funds on Lessee's behalf to cure the Event of Default, whereupon Lessee shall immediately reimburse Lessor therefore, together with late charges accrued thereon;

(c) refuse to deliver the Property to Lessee;

(d) upon notice to Lessee, refuse to fund any schedule(s) pursuant to the Lease;

(e) upon notice to Lessee, cancel this Master Lease Agreement and any or all Schedules executed pursuant thereto;

(f) require additional collateral to secure the Lease;

(g) declare any Lease or Leases immediately due and payable;

(h) if Lessor determines, in its sole discretion, not to take possession of the Property, Lessor shall continue to be the owner of the Property and may, but is not obligated to, dispose of the Property by sale, re-lease or otherwise, all of which determinations may be made by Lessor in its sole discretion and for its own account;

(i) declare immediately due and payable all amounts due or to become due hereunder for the full term of the Lease (including any renewal or purchase options which Lessee has contracted to pay);

(j) with or without terminating the Lease, and without waiving its right herein to repossess, recover, or sell the Property, recover the Casualty Loss Value of the Property together with all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule as of the rent payment date immediately preceding the date of default;

(k) without notice to Lessee, repossess the Property wherever found, with or without legal process, and for this purpose Lessor and/or its agents or assigns may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee, without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession being hereby expressly waived by Lessee) and remove the Property therefrom; Lessee further agrees on demand, to assemble the Property and make it available to Lessor at a place to be designated by Lessor;

(l) in its sole discretion, sell, re-lease or otherwise dispose of any or all of the Property securing such Schedule, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten (10) days' prior written notice shall constitute adequate notice of such sale), and apply the net proceeds of any such disposition, after deducting all costs incurred by Lessor in connection with such default to the obligations of Lessee hereunder and under such Schedule, or proposed to retain any or all of the Property in full or partial satisfaction, as the case may be, with Lessee remaining liable for any deficiency.  The sale, re-lease, or other disposition may, at Lessor's sole option, be

Aircraft MLPRRMQ         Initials __________

conducted at Lessee's premises.  Lessor may at its sole discretion recover from Lessee liquidated damages for the loss of a bargain and not as a penalty an amount equal to the Lessor's Damages;

(m) retain any security deposit pursuant hereto, any Schedule or any security agreement and apply the same to Lessee’s obligations hereunder;

(n) exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law;

(o) a cancellation hereunder shall occur only upon notice by Lessor and only as to such items of Property as Lessor specifically elects to cancel, and this Lease shall continue in full force and effect as to the remaining items, if any;

(p) with respect to any exercise by Lessor of its right to recover and/or dispose of any Property securing Lessee's obligations under any Schedule, Lessee acknowledges and agrees as follows: (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the Property for disposition; (ii) Lessor may comply with any applicable State or Federal law requirements in connection with any disposition of the Property, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition of such Property; (iii) Lessor may specifically disclaim any warranties of title or the like with respect to the disposition of the Property; (iv) if Lessor purchases any of the Property, Lessor may pay for the same by crediting some or all of Lessee's obligations hereunder or under any Schedule; and (v) no right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

Lessor may exercise any and all rights and remedies available at law or in equity, including those available under the Uniform Commercial Code.  The rights and remedies afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.  Lessor's failure promptly to enforce any right or remedy hereunder shall not operate as a waiver of such right or remedy, and Lessor's waiver of any default shall not constitute a waiver of any subsequent or other default.  Lessor may accept late payments or partial payments of amounts due under the Lease and may delay enforcing any of Lessor's rights or remedies hereunder without losing or waiving any of Lessor's rights or remedies under the Lease.

In connection with Lessor's exercise of any or all of the above-listed remedies, Lessor shall be entitled to recover all costs and expenses incurred by Lessor in the repossession, recovery, storage, repair, sale, re-lease or other disposition of the Property, including without limitation, reasonable attorney fees and costs incurred in connection therewith or otherwise resulting or arising from Lessee's default, and any indemnity if then determinable, plus interest on all of the above until paid (before and after judgment) at the lesser of the rate of eighteen percent (18%) per annum or the highest rate permitted by law.

18. LESSEE'S REPRESENTATIONS AND WARRANTIES.

Lessee represents and warrants as follows:

(a) If Lessee is a corporation, that it is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, that it is duly qualified to do business in each jurisdiction where any Property is, or is to be located, and has full corporate power and authority to hold property under lease and to enter into and perform its obligations under any Lease; that the execution, delivery and performance by Lessee of any Lease has been duly authorized by all necessary corporate action on the part of Lessee, and is not inconsistent with its articles of incorporation or by-laws or other governing instruments;

(b) If Lessee is a partnership, that it is duly organized by written partnership agreement and validly existing in accordance with the laws of the jurisdiction of its organization, that it is duly qualified to do business in each jurisdiction where the Property is, or is to be located, and has full power and authority to hold property under lease and to enter into and perform its obligations under any Lease; that the execution, delivery and performance by Lessee of any Lease has been duly authorized by all necessary action on the part of the Lessee, and is not inconsistent with its partnership agreement or other governing instruments.  Upon request, Lessee will deliver to Lessor certified copies of its partnership agreement and other governing instruments and original certificate of partners and other instruments deemed necessary or desirable by Lessor.  To the extent required by applicable law, Lessee has filed and published its fictitious business name certificate;

(c) The execution, delivery and performance by Lessee of any Lease does not violate any law or governmental rule, regulation, or order applicable to Lessee, does not and will not contravene any provision, or constitute a default under any indenture, mortgage, contract, or other instrument to which it is bound and, upon execution and delivery of each Lease, will constitute a legal, valid and binding agreement of Lessee, enforceable in accordance with its terms;

(d) No action, including any permits or consents, in respect of or by any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by Lessee of any Lease;

(e) Lessee's (i) full and exact legal name, (ii) state of organization and (iii) chief executive office are as listed in the heading or introductory paragraph of this Lease; Lessee is a legal entity or organization duly organized, validly existing and in good standing under the laws of the state of its organization listed in the heading or introductory paragraph of this Lease; and

(f) Lessee is, and shall at all times throughout the term of this Lease (including any extensions or renewals hereof) be and remain, a “citizen of the United States” within the meaning of 49 U.S. Code Section 40102(a)(15) of Title 49 of the United States Code.

19. LESSEE'S WAIVERS.

To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a Lessee by Sections 70A-2A-508 through 70A-2A-522 of the Utah Uniform Commercial Code, including but not limited to Lessee's rights to: (i) cancel the Lease; (ii) repudiate the Lease; (iii) reject the Property; (iv) revoke acceptance of the Property; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) claim, grant or permit a security interest in the Property in Lessee's possession or control for any reason; (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under the Lease; (viii) cover by making any purchase or lease of or contract to purchase or lease property in substitution for the Property due from Lessor; (ix) recover any general, special, incidental or consequential damages, for any reason whatsoever; and (x) commence legal action against Lessor for specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Property identified in the Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Property in mitigation of Lessor's damages as set forth in Section 17 hereof or which may otherwise limit or modify any of Lessor's rights or remedies in that section.

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20. GENERAL.

(a) Entire Agreement. Each Schedule shall incorporate the terms and conditions of this Master Lease Agreement and shall constitute a separate Lease. EACH LEASE, TOGETHER WITH THE ACCEPTANCE CERTIFICATE AND MASTER PROGRESS FUNDING AGREEMENT (AND AUTHORIZATIONS THEREUNDER), IF APPLICABLE, AND ANY AMENDMENTS TO ANY OF THE FOREGOING DOCUMENTS, SHALL SUPERSEDE ALL PRIOR COMMUNICATIONS, REPRESENTATIONS, AGREEMENTS, AND UNDERSTANDINGS, INCLUDING BUT NOT LIMITED TO OFFER LETTERS, PROPOSAL LETTERS, COMFORT LETTERS, COMMITMENT LETTERS AND THE LIKE, AND CONSTITUTE THE ENTIRE UNDERSTANDING AND AGREEMENT BETWEEN THE LESSOR AND LESSEE WITH REGARD TO THE SUBJECT MATTER HEREOF AND THEREOF, AND THERE IS NO UNDERSTANDING OR AGREEMENT, ORAL OR WRITTEN, WHICH IS NOT SET FORTH HEREIN OR THEREIN.

(b) Time Is of the Essence; Provisions Severable. Time is of the essence with respect to any Lease. The provisions contained in any agreement shall be deemed to be independent and severable. The invalidity or partial invalidity of any one provision or portion of the Lease under the laws of any jurisdiction shall not affect the validity or enforceability of any other provisions of the Lease. lie captions and headings set forth herein are for convenience of reference only and shall not define or limit any of the terms hereof.

(c) Notices. Notices or demands required to be given herein shall be in writing and addressed to the other party at the address herein or such other address provided by written notice hereunder and shall be effective (i) upon the next business day if sent by guaranteed overnight express service (such as Federal Express); (ii) on the same day if personally delivered; or (iii) three days after mailing if sent by certified or registered U.S. mail, postage prepaid.

(d) Governing Law; Waiver of Trial by Jury. THIS LEASE (AS DEFINED IN THE EXHIBIT A HERETO) SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE OF UTAH; ANY SUIT OR OTHER PROCEEDING BROUGHT BY EITHER PARTY TO ENFORCE OR CONSTRUE THIS LEASE (AS DEFINED IN THE EXHIBIT A HERETO), OR TO DETERMINE MATTERS RELATING TO THE PROPERTY OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO SHALL BE BROUGHT ONLY IN THE STATE OR FEDERAL COURTS IN THE STATE OF UTAH. THIS LEASE WAS EXECUTED IN THE STATE OF UTAH (BY THE LESSOR HAVING COUNTERSIGNED IT IN UTAH) AND IS TO BE PERFORMED IN THE STATE OF UTAH (BY REASON OF ONE OR MORE PAYMENTS REQUIRED TO BE MADE TO LESSOR IN UTAH). LESSOR AND LESSEE HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THE LEASE OR PROPERTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LESSOR AND LESSEE.

(e) Binding Effect; Survivability. The provisions of each Lease shall inure to the benefit of and shall bind Lessor and Lessee and their respective permitted successors and assigns. All representations, warranties, covenants and indemnities of Lessee made or agreed to in the Lease or in any certificates delivered in connection therewith shall survive the expiration, termination or cancellation of the Lease for any reason.

(f) Acceptance Certificate. If Lessee fails to sign and deliver an Acceptance Certificate, then except as otherwise provided in Section 6(a) hereof, the Acceptance Date shall be a date determined by Lessor which shall be no sooner than the date Lessee receives substantially all of the Property.

(g) Financial Statements. Lessee shall provide to Lessor a copy of its annual audited financial statements within ninety (90) days after its fiscal year end, and a copy of its quarterly unaudited financial statements within forty-five (45) days after the end of each fiscal quarter.

(h) Security Interest. The parties acknowledge and agree that this is a "true lease" and title to the leased Property is vested in Lessor. In the event a court of competent jurisdiction or other governing authority shall determine that the Lease is not a "true lease" or is a lease intended as security or that Lessor (or its assigns) does not hold legal title to or is not the owner of the Property, the following shall apply:

(1) Effective the execution date of the Lease, Lessee, as debtor, grants a security interest to Lessor, as secured party, in the Property, including but not limited to equipment and other personal property, general intangibles, and accessions thereto, and any refunds, rebates, remittances, and all rights and services related thereto, and proceeds of any of the foregoing, to secure all duties and obligations of Lessee under any Lease or other agreement with Lessor. The Lease shall be deemed to be a security agreement with Lessee having granted to Lessor a security interest in the Property, and the Property shall secure all duties and obligations of Lessee under any Lease or other agreement with Lessor. With regard to any security interest created hereunder in any of the Property, Lessee consents and agrees that Lessor shall have all of the rights, privileges and remedies of a secured party under the Utah Uniform Commercial Code.

(2) Lessee authorizes Lessor to file financing statements and any records describing the Property and to take any and all actions necessary to perfect Lessor's interest in the Property, including filings with the FAA and registrations with the IRMA.  Lessee agrees to execute any further documents, and to take any further actions, reasonably requested by Lessor to evidence or perfect the security interest granted under this subpart of the Lease, to maintain the first priority of the security interests, or to effectuate the rights granted to Lessor under this subpart of the Lease.

(i) Change in Lessee's Name, Address and Jurisdiction. Lessee shall not change its name, chief executive office address, or jurisdiction of organization from that set forth above, unless it shall have given Lessor or its assigns no less than thirty (30) days prior written notice.

(j) Covenant of Quiet Possession. Lessor agrees that so long as no Event of Default has occurred and is continuing, Lessee shall be entitled to quietly possess the Property subject to and in accordance with the terms and conditions of this Master Lease Agreement.

(k) Lessor's Right to Perform for Lessee. If Lessee fails to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreements and the amount of any payments and expenses of Lessor incurred in connection with such performance or compliance (including attorney fees), together with interest thereon at the lesser of the rate of eighteen percent (18%) per annum, or the highest rate permitted by law shall be deemed additional rent payable by Lessee upon demand.

(1) Further Assurances; Financing Statements. Lessee will cooperate with Lessor in protecting Lessor's interests in the Property, the Lease and the amounts due under the Lease, including, without limitation, FAA, IRMA and UCC searches, the execution (or other authentication) and delivery of Uniform Commercial Code financing statements, IRMA registrations, FAA filings and registrations,  bills of sale and other documents requested by Lessor.  Lessee will promptly execute, or otherwise authenticate, and deliver to Lessor such further documents, instruments, assurances and other records, and take such further action as Lessor may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under this Lease. Lessee hereby authorizes Lessor to file UCC-1 financing statements, IRMA registrations, FAA filings, fixture filings, real property waivers, and all other filings and recordings as may be deemed necessary by

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Lessor. Lessee hereby authorizes and/or ratifies the filing of any UCC-1 financing statements and IRMA registrations by Lessor before or after the execution of this Lease. Lessee shall pay all costs of such filings, registrations and recordings, (including the filing of any financing statement amendments, continuation and termination statements) with respect to the Property and Lease, including, without limitation, any intangibles tax, documentary stamp tax or other similar taxes or charges relating thereto and all costs of UCC, FAA, IRMA or other lien searches and of obtaining and filing any full or partial third-party releases deemed necessary or advisable by Lessor. Lessee grants to Lessor a security interest in all deposits and other property transferred or pledged to Lessor to secure the payment and performance of all of Lessee's obligations under the Lease. Lessor is authorized to take any measures necessary to protect its interest in the Property.

In the event the Property is in the possession of a third party, Lessee will join with Lessor in notifying the third party of Lessor's interest in the Property and obtaining an acknowledgement from the third party that the third party is holding the Property for the benefit of Lessor.

(m) Fees and Costs.  Lessee shall reimburse Lessor for all attorney fees and additional charges, costs and expenses incurred by Lessor: (i) for the searches, filings, registrations, recordings and waivers referred to in subsection (l) above; (ii) in review or preparation of any changes or amendments required by Lessee to Lessor's standard Lease documentation; (iii) in defending or protecting its interest in the Property; (iv) in the execution, delivery, administration, amendment and enforcement of the Lease or the collection of any rent or other payments due under the Lease, or the preparation of any amendments or settlement agreements prepared in connection with the Lease; and (v) in any lawsuit or other legal or arbitration/mediation proceeding to which the Lease gives rise, including without limitation, actions in tort.  Lessee shall pay applicable attorney fees at the hourly rate of $225.00.  Lessee shall pay documentation fees calculated at .10% of the final Property cost, but not less than $300.00 nor greater than $1,500.00 for each Schedule.

(n) Amendment and Modification. The Lease may not be amended or modified except by a written amendment signed by a duly authorized representative of each party, but no such amendment or modification needs further consideration to be binding. Notwithstanding the foregoing, Lessee authorizes Lessor to amend any Schedule to identify more accurately the Property (including, without limitation, supplying serial numbers or other identifying data), and such amendment shall be binding on Lessor and Lessee unless Lessee objects thereto in writing within ten (10) days after receiving notice of the amendment from Lessor.

(o) Joint and Several Liability. In the event two or more parties execute this Master Lease Agreement as Lessee, each party shall be jointly and severally liable for all Lessee representations, warranties, and obligations (including without limitation, payment obligations) under this Master Lease Agreement or under any Schedule or other document executed in connection herewith. Any and all representations, agreements, or actions by one Lessee shall be binding on all other Lessees.

(p) Unauthorized Distribution of Lease Documents Prohibited. Lessee agrees that it will not, through any of its actions or omissions, cause any document, or any portion of any document, associated with any Lease to be delivered, disseminated, or otherwise fall into the possession of anyone not employed by Lessee on a full time basis, without the written consent of Lessor. Lessee further acknowledges that any such unauthorized delivery or dissemination could cause Lessor to suffer irreparable economic harm.

(q) Counterparts; Chattel Paper. This Lease may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of which, when so executed or otherwise authenticated and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument; provided, however, that to the extent that this Lease and/or the Schedule(s) would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created or perfected through the transfer or possession of this Lease in and of itself without the transfer or possession or control, as applicable, of the original counterpart of such Schedule(s) identified as the document or record (as applicable) marked "Original", and all other counterparts shall be marked "Duplicate Original" or "Counterpart".

21. ASSIGNMENT BY LESSEE.

LESSEE MAY NOT ASSIGN ANY LEASE OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.  NO PERMITTED ASSIGNMENT OR SUBLEASE SHALL RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS HEREUNDER.  Lessee grants Lessor a security interest in any existing or future sublease of the Property and the proceeds thereof, whether or not such sublease is prohibited.

Subject to the terms of this Lease, this Lease and each Schedule inure to the benefit of, and are binding upon, the successors and assigns of Lessee, and, without limiting the foregoing, shall bind all persons who become bound as a "new debtor" (as defined in the Uniform Commercial Code) to this Lease and any Schedule.

22. POWER OF ATTORNEY.

LESSEE HEREBY AUTHORIZES AND APPOINTS LESSOR AND LESSOR'S AGENTS AND ASSIGNS AS LESSEE'S ATTORNEY-IN-FACT TO EXECUTE ACKNOWLEDGEMENT LETTERS AND OTHER DOCUMENTS REQUIRED TO BE EXECUTED BY LESSEE TO EFFECT ANY UNDERWRITING OR PERFECT ANY SECURITY INTEREST WITH REGARD TO A SCHEDULE.

By their signatures below, Lessor and Lessee agree to be bound by all of the provisions in this Master Lease Agreement, whether each page of this Master Lease Agreement is initialed or not, by the definitions listed on Exhibit "A" attached hereto, and by the provisions contained in Exhibit “B” hereto.

LESSOR:	LESSEE:

MARQUETTE EQUIPMENT FINANCE, LLC	ALPINE AVIATION, INC.

BY:	/s/Monte Caldwell	BY:	/s/Eugene R. Mallette

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Monte Caldwell
TITLE:	Vice President	TITLE:	CEO

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EXHIBIT "A"

TO MASTER LEASE AGREEMENT NO. MEF0613

Those capitalized terms not defined herein are defined in the Schedule.

"Acceptance Certificate"	Any acceptance certificate, partial or final, signed by the Lessee in connection with a Schedule and this Master Lease Agreement.
"Acceptance Date"

Except as otherwise provided in Section 6(a) of the Master Lease Agreement, Acceptance Date means, as to the Property designated on any Schedule, the date Lessee accepts the Property as set forth in any Acceptance Certificate signed by the Lessee which is acceptable to Lessor.

“Airworthiness Directives”

Airworthiness directives and amendments or changes to aviation regulations issued by the Federal Aviation Administration (or other aviation agency having jurisdictional authority) and applicable to the Property under an FAA- approved maintenance program

.

"Casualty Loss Schedule"	Schedule of Casualty Loss Values relating to a specific Schedule under this Master Lease Agreement.
"Commencement Date"

As to the Property designated on any Schedule, where the Acceptance Date for such Schedule falls on the first day of a calendar quarter, that date, and, in any other case, the first day of the calendar quarter following the calendar quarter in which such Acceptance Date falls.

"Lease"

A Schedule, incorporating the terms of this Master Lease Agreement, together with the related Master Progress Funding Agreement, if any, Casualty Loss Schedule, Acceptance Certificate, UCC financing statements and all other supporting documentation and exhibits related thereto.

"Lessor's Assignee"	An entity to which Lessor has assigned or transferred its rights and interests in the Lease or Property, either partially, outright or as security for any loan to Lessor.
"Lessor's Damages"	Casualty Loss Value together with costs, expenses, attorney's fees, interest, and any determinable indemnity owed by Lessee to Lessor.
"Master Progress Funding Agreement"

An agreement under which (i) Lessee accepts items of Property by signing an Authorization, (ii) Lessor agrees to purchase said items of Property, and (iii) Lessee agrees to pay service charges, all prior to the Acceptance Date of the Schedule.

"Property"

Equipment and other property, together with all related software whether embedded therein or otherwise and with all attachments, replacements, parts, substitutions, additions, improvements, repairs, accessions and accessories, incorporated therein and/or affixed thereto described in any Schedule executed and delivered by Lessor and Lessee in connection with this Master Lease Agreement.

"Recertification"	The process of obtaining maintenance certificates or qualification letters which are necessary for the manufacturer to accept the Property under contract maintenance at its then standard rates.
"Schedule"

Any Lease Schedule to be executed and delivered by Lessor and Lessee in connection with this Master Lease Agreement, which Schedule describes the leased Property, rental payment, cost of property, lease rate factor, and other data applicable to the Schedule and the Property.

"Transportation Code"	49 U.S.C. subtitle VII, as amended, and any successor statute thereto and the Federal Aviation Regulations issued or promulgated pursuant thereto.
"Underwriting"	Lessor's assignment or transfer of its rights and interests in the Lease and Property to Lessor's Assignee.

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EXHIBIT “B”

TO MASTER LEASE AGREEMENT NO. MEF0613

Maintenance and Return Provisions

The following terms and conditions shall be in addition to and shall supplement the terms and conditions set forth in the Master Lease Agreement No. MEF0613, including any and all Exhibits and Schedules thereto entered into by the undersigned parties (the “Master Lease Agreement”).  In the event any of the terms or conditions herein conflict with any of the terms or conditions in the Master Lease Agreement, then the terms and conditions set forth in this Exhibit “B” shall govern. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Master Lease Agreement.

Alterations, Maintenance and Repairs

1. Lessee shall, at its own cost and expense, maintain, inspect, service, repair, overhaul, test, and make such alterations and modifications in and additions to the Property as may be necessary or required during the term of the Lease (including any renewals or extensions thereof) to comply with all applicable laws and in accordance with (a) all maintenance manuals furnished with the Property, including subsequent amendments or supplements to such manuals approved by the Federal Aviation Administration (the “FAA”) or other regulatory agencies having jurisdictional authority; (b) all mandatory service bulletins and modification kits issued, supplied or available by or through the manufacturer with respect to the Property; (c) all Airworthiness Directives issued by the FAA or other regulatory agencies having jurisdictional authority, and whenever possible, shall cause compliance with such Airworthiness Directives to be completed through corrective modification in lieu of operating manual restrictions; and (d) any restrictions imposed by the insurance policies required by the Lease to be maintained by Lessee.

2. Lessee shall, at its own cost and expense, promptly cause to be replaced all Property parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever (such substituted parts hereinafter called “Replacement Parts”), and such Replacement Parts shall immediately become subject to the Lease.  In addition, in the ordinary course of maintenance, service, repair, inspection, overhaul or testing, Lessee may, at its own cost and expense, remove any parts which have become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, so long as Lessee shall, at its own cost and expense, replace such parts as promptly as practicable.  All parts at any time removed from the Property shall remain the property of Lessor until such time as such parts shall be replaced by Replacement Parts which have been incorporated or installed in or attached to the Property and which meet the requirements for Replacement Parts specified herein, and Lessee shall maintain or cause to be maintained such records as are necessary to identify at any time such parts as items of equipment owned by Lessor and leased hereunder.  Immediately upon any Replacement Part becoming incorporated or installed in or attached to the Property as provided above, without further act, (a) title to the removed part shall thereupon vest in Lessee, free and clear of all rights of Lessor, and shall no longer be deemed a “part” hereunder; (b) title to such Replacement Part shall thereupon vest in Lessor; and (c) such Replacement Part shall become subject to the Lease and be deemed part of the Property for all purposes hereof to the same extent as the part(s) originally incorporated or installed in or attached to the Property.

3. All Replacement Parts shall be free and clear of all Liens (as defined below), shall be airworthy, and shall be in at least as good an operating condition as, and shall have a value and utility at least equal to, the parts replaced assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof.

4. Lessee shall, at its own cost and expense, affix or install, or cause to be affixed or installed, any accessory, equipment or device to the Property or any part, or make any improvement, modification, alteration or addition thereto (any such accessory, installed equipment or device, improvement, modification, alteration or addition affixed or installed pursuant to this paragraph or paragraph 5 being herein referred to as an “Improvement”) as may be required from time to time to meet the mandatory standards of the FAA or other governmental authority having jurisdiction and the manufacturer.  Title to any such required Improvement shall thereupon vest in Lessor.

5. Lessee, at its sole cost and expense, may from time to time make, affix or install, or cause to be made, affixed or installed, any Improvement that Lessee may deem desirable in the proper conduct of its business, provided that no such Improvement diminishes the value, utility, condition and airworthiness of the Property below the value, utility, condition and airworthiness thereof immediately prior to the making, affixing or installing of such Improvement, assuming the Property was then of the value or utility and in the condition and airworthiness required to be maintained by the terms of the Lease.  If such Improvement (other than a required Improvement described in the foregoing paragraph) can be readily removed from the Property without causing material damage to the Property or any part thereof and without diminishing or impairing the value, utility, condition or airworthiness which the Property would have had at such time had such Improvement not been made (hereinafter, a “Removable Improvement”), title to such Removable Improvement shall remain in Lessee or other person making, installing or affixing such Removable Improvement, and so long as no Default shall have occurred and be continuing under the Lease, at any time prior to the expiration or termination of the Lease, Lessee or such other person may remove any Removable Improvement, provided that (a) either such Removable Improvement is in addition to, and not in replacement of or in substitution for, any part originally incorporated or installed in or attached to the Property at the time of the delivery thereof hereunder or any Replacement Part, or if such Removable Improvement is in replacement of or in substitution for any part originally installed, that such original part, if it still meets the mandatory standards of the FAA or other governmental authority, is reinstalled upon removal of the Removable Improvement and (b) such Removable Improvement is not required to be incorporated or attached or added to the Property pursuant to the terms of this Exhibit “B”.  Any Removable Improvement not removed by Lessee as above provided prior to the return of the Property to Lessor hereunder shall become the property of Lessor.  Title to all Improvements which do not constitute Removable Improvements shall, without further act, vest in Lessor.

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6. Lessee agrees, at its own cost and expense, to (a) cause the Property to be kept numbered with the identification and/or serial number therefor as specified in the applicable Schedule therefor, and (b) affix and maintain on the Property a painted stencil or fireproof placard bearing such markings as from time to time may be required by law, and as set forth below, in order to protect the title of Lessor to the Property and the rights of Lessor under the Lease (hereinafter, the “Property Marking”).  Lessee will not place the Property in operation or exercise any control or dominion over the same until such Property Marking has been placed thereon.  Lessee will promptly replace any such Property Marking which may be removed, defaced or destroyed.

The Property Marking required by Lessor shall state as follows:

“Leased from Marquette Equipment Finance, LLC, as Owner and Lessor”

(or shall refer to such assignee of Lessor as Lessor shall designate to Lessee in writing).

In the event the Property consists of an airframe, then such placard shall be placed in the cockpit of the airframe adjacent to the registration certificate therein, plainly and conspicuously visible with dimensions not less than 10 cm x 7 cm.

7. All maintenance, repairs, replacements, improvements and other work to be performed or caused to be performed by Lessee pursuant to the Lease and this Exhibit “B” shall be of good quality and shall be performed by qualified personnel duly licensed or qualified to perform the same in accordance with the applicable regulations of the FAA or other governmental agency having jurisdiction over the Property and shall be in keeping with the manufacturer maintenance procedures (or any modified maintenance program approved in writing by the FAA or such other agency having jurisdictional authority).

8. With respect to any Property which consists of an airframe, Lessee shall maintain such Property’s equivalent configuration (other than changes in configuration mandated by the FAA), appearance and coloring as when accepted by Lessee under the Lease, and shall prominently display the Federal Registration "N" number specified in the Schedule.

Return of Property

1. In the event Lessee is obligated to return the Property to Lessor pursuant to the Master Lease Agreement, then Lessee shall, at its own expense, in addition to the other return conditions set forth in this Exhibit “B” and in the Master Lease Agreement, return the Property in the condition in which it is required to be maintained under this Exhibit “B”.

2. Lessee shall maintain all records, logs and other materials required by the FAA and the manufacturer with respect to the Property (including, as applicable, the avionics, airframe, engines, blades, parts and components) and, upon the return of the Property, Lessee shall deliver to Lessor all such logs, manuals, data, inspection, modification and overhaul records and all maintenance and inspection programs required to be maintained with respect thereto under applicable rules and regulations of the FAA and as required by the manufacturer.  Lessee shall also deliver to Lessor, upon return of the Property, any and all notices, bulletins, alerts and directives that it receives thereafter from the manufacturer or the FAA with respect to the Property.

3. The Property, upon redelivery pursuant hereto, (a) shall be duly certified as airworthy by the FAA; (b) shall be free and clear of all mortgages, liens, security interests, charges, claims or other encumbrances (collectively “Liens”), other than Liens either (i) created or granted by Lessor or (ii) resulting from claims against Lessor not related to Lessor’s ownership of the Property; (c) shall be in such condition that all mandatory service bulletins and Airworthiness Directives shall have been accomplished in compliance with the issuing agency’s or the manufacturer’s specific requirements; (d) shall be in the operating condition as required by the FAA for its intended use; (e) shall have the engines and, if applicable, the propellers and blades installed thereon; (f) shall have the auxiliary power unit serviceable and eligible for continued operation in accordance with an FAA-approved maintenance program; (g) shall be free of all logos or other identifying marks of Lessee; (h) shall, with respect to any interior trim pieces, be clean, free of damage (normal wear and tear excepted) and in good repair with no holes, cracks, rips, tears, discoloration or damage costing more than $500 total to repair or replace; (i) shall have all windshields, windows and door glass windows free of cracks and chips; (j) shall have been maintained by cleaning and treating all mild and moderate corrosion and by correcting all severe or exfoliate corrosion in accordance with an FAA-approved maintenance program or the manufacturer's structural repair manual and (k) shall have exterior paint that is in good condition (normal wear and tear excepted).

4. In no event shall Lessor bear any liability or cost whatsoever for (i) any alteration or modification of, or addition to, the Property or any part thereof, (ii) any grounding of the Property, (iii) suspension of certification of the Property, or (iv) loss of revenue suffered by Lessee for any reason whatsoever.

5. All parts and components (including, without limitation, any Property consisting of engines and/or blades) that have a retirement life approved by the FAA shall have at least 50% of their scheduled life remaining.  Those parts and components that have a manufacturer's recommended overhaul interval must have at least 50% of their recommended overhaul interval remaining.  Should the parts and components that have a retirement life approved by the FAA not comply with this provision, Lessee shall pay to Lessor an amount equal to the then prevailing per hour, per cycle or per day ("Time") cost, whichever is more restrictive, for all "Time" over such percentage.  The then prevailing rate shall be determined by using the manufacturer's then current list price.  (When computing the remaining life of any component, the most recent intervals published by the manufacturer and approved by the FAA for its intended use shall be used.)

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6. In addition, upon the return of any Property consisting of an airframe (including without limitation, its parts and components), such Property shall also comply with the following provisions:

A. If the C Check on the Property is performed in phases, the Property shall have completed the next due phase of the C Check and all lower checks or phases of checks next due, including system, power plant and zonal inspection requirements, per an FAA-approved maintenance program, within 100 flight hours prior to redelivery, and all discrepancies revealed by such check shall have been satisfied.  If the Property is not on a phased maintenance program, it shall have half-time or 2,500 hours remaining (whichever is less) until the next scheduled C Check.

B. For purposes of the structurally significant item inspections, the Property shall not have less than 2,400 cycles or 12 months, whichever is applicable, remaining until the next scheduled structural inspection.

C. All airworthiness limitations that, at the time of the last phase of a block C Check performed before the Property is removed from service before return, were to become due before the next phase of the C Check or 2,500 hours (whichever is less), shall be accomplished.

In addition, upon the return of any Property consisting of one or more engines, propellers or blades (including without limitation, parts and components), such Property shall also comply with the following provisions:

Lessee shall, at its expense, have completed or caused to have completed, within thirty (30) days prior to return of the Property, the next required periodic inspection of the Property, including a spectrometric oil analysis test (“Soap” test).

Lessee shall, at its expense and within thirty (30) days prior to return of the Property, conduct a power assurance check, with the results documented and signed by the person performing the check.  In addition, Lessee shall, at its expense, take whatever actions are necessary to ensure that the Property produces its rated power.

Discrepancies and Corrections

Lessee, its sole cost and expense, shall promptly correct, or cause to be corrected, any discrepancies in the Property found during inspections or during any test flights in order to cause the Property to comply with the provisions of this Exhibit “B”.  Lessee shall make the Property available to Lessor (or persons designated by Lessor) for inspections and test flights to evidence the correction of such discrepancies.

The obligations of Lessee to comply with the terms of this Exhibit “B” shall survive the expiration or other termination of the Lease.

LESSOR:	LESSEE:

MARQUETTE EQUIPMENT FINANCE, LLC	ALPINE AVIATION, INC.

BY:	/s/Monte Caldwell	BY:	/s/Eugene R. Mallette
Monte Caldwell
TITLE:	Vice President	TITLE:	CEO

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